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                                                                    EXHIBIT 10.2

                       FORM OF RESTRICTED STOCK AGREEMENT
                        NEW JERSEY RESOURCES CORPORATION

      THIS RESTRICTED STOCK AGREEMENT (the "AGREEMENT") is made by and between New Jersey Resources Corporation, a corporation organized and existing under the laws of the State of New Jersey (the "COMPANY"), and ________________ (the "EMPLOYEE"), as of ________________(the "GRANT DATE"). This Agreement provides notice of the terms and conditions applicable to a grant of restricted stock made under the New Jersey Resources Corporation 2002 Employee and Outside Director Long-Term Incentive Compensation Plan (the "2002 PLAN"). By execution below, Employee agrees to be bound by the terms and conditions described herein and the provisions of the 2002 Plan, a copy of which has been delivered to the Employee. Unless otherwise defined below, capitalized terms have the meanings ascribed to them in the 2002 Plan.

      1. Grant of Restricted Stock.

            As of the Grant Date, the Board of Directors of the Company (the "BOARD") grants to Employee an aggregate of ______ shares of its common stock, $2.50 par value (the "COMMON STOCK"), provided that during the Restriction Period (as defined below), such shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (the "RESTRICTED STOCK").

            The Company may either (i) issue in the name of Employee a certificate or certificates for the shares of Restricted Stock, which may be legended, in the Board's sole discretion, to reflect the terms and conditions set forth herein, and which certificates shall be held by the Company, in escrow, pending the lapse of the Restriction Period, or (ii) hold a global certificate, in accordance with Section IV. (B) of the 2002 Plan, representing all shares of Restricted Stock subject to such restrictions. As a condition of the grant hereunder, if determined necessary by the Board in its sole discretion, stock powers endorsed in blank shall be executed by Employee with respect to such restricted shares.

      2. Restriction Period. Except as expressly provided herein, the restrictions set forth in Section 1 hereof shall commence as of the Grant Date and shall lapse on the fourth (4th) anniversary of the Grant Date (the entirety of such period referred to herein as the "RESTRICTION PERIOD"). Shares shall be delivered to Employee by the Company no later than 10 days after the expiration of the Restriction Period, provided that fractional shares may be settled by the Company in cash.

      3. Shareholder Rights. During the Restriction Period, Employee shall be entitled to receive dividends on the Restricted Stock when, as, and if dividends are declared and paid on the Company's Common Stock, shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of the Company's Common Stock, and shall have all other rights of a shareholder of the Company except as otherwise expressly provided hereunder. As provided by the 2002 Plan, the Company will reinvest all dividends on the Restricted Shares into

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      additional Restricted Stock. Such stock will be subject to the same restrictions and vesting schedule as the Restricted Shares issued to you on the Grant Date.

      4. Termination of Employment.

            (a) If Employee's employment with the Company terminates due to Employee's death or Disability (as defined in the 2002 Plan), all restrictions regarding the Restricted Stock shall lapse and the shares shall be delivered to Employee (or Employee's estate) no later than 10 days after the termination date.

            (b) Unless otherwise determined by the Board at the time of termination, if Employee's employment with the Company is terminated for any reason other than as specified in Section 4(a) above, all shares of Restricted Stock to which restrictions then apply shall be immediately forfeited and the effected certificates canceled by the Company as of the date of termination.

      5. Change in Control. Provided that the Restricted Stock granted hereunder has not otherwise been forfeited or cancelled, upon the occurrence of a Change in Control (as defined in the 2002 Plan), all restrictions shall lapse as to the aggregate number of shares of Restricted Stock then subject to restriction, and the Company shall promptly transfer shares of Common Stock, free of such restrictions, to Employee.

      6. No Assignment of Restricted Stock. During the Restriction Period, the Restricted Stock granted hereunder shall not be subject in any manner to sale, transfer, pledge, assignment, encumbrance, division or other disposition, and whether voluntarily or involuntarily, except by operation of law.

      7. Section 409A Compliance. Notwithstanding anything contained herein to the contrary, the Board shall have broad authority to delay the settlement or modify the terms of any award made hereunder to the extent necessary to comply with Section 409A of the Internal Revenue Code, as amended from time to time, including without limitation changes to certain definitions, including the Disability and Change in Control definitions contained in the 2002 Plan.

      8. Adjustment. During the Restriction Period, the aggregate number of shares of Restricted Stock granted hereunder shall be subject to adjustment due to any stock split, stock dividend or other form of recapitalization by the Company.

      9. Employment Rights. Neither this Agreement nor the grant of Restricted Stock hereunder shall be deemed to confer on Employee any right to continue in the employ of the Company to interfere, in any manner, with the Company's rights to terminate employment, in its sole discretion, subject to the terms of any separate agreement between Employee and the Company.

      10. Amendment and Modification. The terms and conditions set forth herein may be amended only in writing signed by both Employee and an authorized member of the Company.

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      11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Employee and the Company, including their respective heirs, executors, administrators, successors and assigns.

      12. 2002 Plan and Available Information. The Restricted Stock granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the 2002 Plan, a copy of which has been furnished with this grant. If any conflict exists between this Agreement and the 2002 Plan, the 2002 Plan shall prevail.

      13. Governing Law. The validity, construction, and effect of all rules and regulations applicable to this award shall be determined in accordance with the laws of the State of New Jersey and applicable Federal law.

      14. Withholding Tax. The Company may deduct from any payment to be made to Employee any amount that federal, state, local or foreign tax law requires to be withheld with respect to the grant of Restricted Stock or delivery of shares of shares hereunder. At the Board's election, the Company may withhold from the number of shares of Common Stock to be delivered upon expiration of the Restriction Period a number of whole shares up to but not exceeding that number which has a fair market value nearest but not exceeding the amount of taxes required to be withheld with respect to such expiration of restrictions.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       NEW JERSEY RESOURCES CORPORATION

                                       By:
                                           --------------------------------
                                                  Laurence M. Downes

      Employee hereby accepts and agrees to be bound by all the terms and conditions of this Agreement and the 2002 Plan.

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                                           Employee Name

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                                                    Date